UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  September 29, 2005

ACUSPHERE, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-50405	04-3208947
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Arsenal Street, Watertown, Massachusetts		02472
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code  (617) 648-8800

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b 2 of the Exchange Act).      ☐ Yes ☒ No

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement

On September 29, 2005, Acusphere, Inc. (the “Company”) entered into a Contract Work Authorization (Form 1) Release No. 11 for Engineering and Construction Management Services with Parsons Commercial Technology Inc. (“Parsons”).  The work authorization represents an extension of the Company’s previously announced agreements with Parsons, covering the period ending on September 30, 2005, and authorizes Parsons to continue to perform on behalf of the Company certain engineering, design and construction management services in connection with the build-out of the Company’s commercial manufacturing facility in Tewksbury, Massachusetts for the period ending December 31, 2005.  The total incremental increase in value of these agreements, as extended, is estimated at $769,700.00, actual value may be higher.  A copy of the Contract Work Authorization is furnished as Exhibit 10.1 to this report.

Item 9.01.  Financial Statements and Exhibits.

The following exhibit is furnished as part of this report, where indicated:

(c)  Exhibits.

Exhibit No.	Description

10.1	Contract Work Authorization (Form 1) Release No.11 for Engineering and Construction Management Services

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACUSPHERE, INC.

Dated: October 3, 2005	By:	/s/ John F. Thero
		Name:	John F. Thero
		Title:	Senior Vice President and Chief
Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Contract Work Authorization (Form 1) Release No. 11 for Engineering and Construction Management Services